Exhibit (4)(e)

                    Form of Variable Annuity Contract

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[LOGO] PHOENIX

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Primary Annuitant:  John Doe                             35 Male  :Age and Sex

  Contract Number:  13000000                   December 12, 1994  :Contract Date

  Initial Premium:  $10,000.00                      July 1, 2029  :Maturity Date


Dear Contract Owner:

Thank You for purchasing this annuity contract from Phoenix Home Life Mutual Insurance Company. We agree to pay the benefits of this contract in accordance with its provisions.

IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE PLUS ANY CHARGES MADE UNDER THIS CONTRACT. YOU MAY RETURN IT TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                    Phoenix Home Life Mutual Insurance Company
                    Variable Products Mail Operations
                    P.O. Box 8027
                    Boston, MA  02266-8027

                    Telephone (800) 447-4312

WE WILL DETERMINE THE CONTRACT VALUE AS OF THE NEAREST VALUATION DATE FOLLOWING RECEIPT OF THE RETURNED CONTRACT AT OUR VARIABLE PRODUCTS MAIL OPERATIONS.

This contract provides for a series of annuity payments. The annuity payments will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period, and for variable payout options the amount of annuity income will vary with the investment experience of the Subaccounts within the Separate Account. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Subaccounts.

Signed for Phoenix Home Life Mutual Insurance Company at its Home Office, One American Row, Hartford, Connecticut 06102-5056.

                                Sincerely yours,

                         Phoenix Home Life Mutual INSURANCE COMPANY

     /s/Nancy Engberg                             /s/Robert W. Fiondella
          Secretary                                Chief Executive Officer

                                    Registrar

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW VARIABLE INCOME PAYMENTS ARE DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

D602 NY

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                                  SCHEDULE PAGE

Primary Annuitant:   [John Doe]                       [35 Male]     :Age and Sex

Contract Number:     [13000000]             [December 12, 1994]   :Contract Date

Initial Premium:     [$10,000.00]                [July 1, 2029]   :Maturity Date


Contingent Annuitant: [None]

Owner: [John Doe]

Beneficiaries: [Jane Doe]

Subsequent Premiums: [Flexible]

Payment Intervals: [Flexible]

If the annual rate of investment return on the assets of the Separate Account is at least 5.875%, then the dollar amount of variable annuity payments will not decrease.

Death Benefit Option: [1]

                                SUBACCOUNT FEES

Mortality and Expense Risk Fee: [.00226% (Based on an annual rate of .825%)]

Daily Administrative Fee: [.00034% (Based on an annual rate of .125%)]

                            CONTRACT FEES AND CHARGES

Premium Tax: [.000% of each premium payment]

Annual Administrative Charge: [$35] Any portion of the Annual Administrative Charge against the Guaranteed Interest Account cannot exceed $30.

Transfer Charge: [Currently there is no charge for transfers. However, we reserve the right to impose a Transfer Charge after the first two transfers made in each Contract Year, upon prior Written Notice to the Owner. In no event, however, will such Transfer Charge exceed $20 per transaction.]

                           PREMIUM ALLOCATION SCHEDULE

                      [Money Market #122           100.00%]

D602 NY

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                            SCHEDULE PAGE (CONTINUED)

Annuitant:  John Doe                                  13000000  :Contract Number

GUARANTEED                          The Guaranteed Interest Account is not part
INTEREST ACCOUNT                    of the Separate Account. It is accounted for
                                    as part of Our General Account. We reserve the right to limit premium payments to the Guaranteed Interest Account during any one-week period to not more than $250,000.
                                    We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any premium made to the Guaranteed Interest
                                    Account during the following calendar week.
                                    That rate will remain in effect for such premiums, or their resulting Adjusted
                                    Premiums, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any premiums or Adjusted Premiums whose guarantee has just ended shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted
                                    Premiums for a subsequent guarantee period of one full year.

D602
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                            SCHEDULE PAGE (CONTINUED)

Annuitant: John Doe                                    13000000 :Contract Number

                                GUARANTEED INTEREST ACCOUNTS

GUARANTEED                          The GIA account with 1-year guarantee is not
INTEREST ACCOUNT                    part of the Separate Account. It is
WITH 1-YEAR                         accounted for as part of Our General
GUARANTEE                           Account. We reserve the right to limit
(GIA)                               cumulative premium payments to the GIA
                                    account during any one-week period to not more than $250,000. We will credit interest daily on any amounts held under the GIA account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any premium made to the GIA account during the following calendar week. That rate will remain in effect for such premiums, or their resulting Adjusted
                                    Premiums, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any premiums or Adjusted Premiums whose guarantee has just ended shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted
                                    Premiums for a subsequent guarantee period of one full year. No market value adjustment is applied to withdrawals from the GIA account.

MARKET VALUE                        The MVA account provides four choices of
ADJUSTED                            interest rate guarantee periods; 3-year,
GUARANTEED                          5-year, 7-year, and 10-year. The MVA
INTEREST ACCOUNT                    account is accounted for as a non-unitized
(MVA)                               separate account. We will credit interest
                                    daily on any amounts held under the MVA
                                    account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any new premiums made during the following calendar week to each of these accounts. The applicable rate will remain in effect until the end of the Guarantee Period selected by you, the Contract Owner. Upon expiry of the selected Guarantee Period, unless you elect to transfer funds to another Guarantee Period or Subaccount, or elect to withdraw funds, We will begin another Guarantee Period of the same duration as the one that just ended, and will credit interest at the then current rate for that new Guarantee Period. If your original Guarantee Period is no longer available or if you choose a Guarantee
                                    Period that is no longer available We will use the Guarantee Period with the next longest duration. To the extent permitted by law, We reserve the right to discontinue
                                    Guarantee Periods and to offer other
                                    Guarantee Periods that differ from those available at the time your contract was issued. Any withdrawals or transfers from the MVA will be subject to a market value adjustment, except that funds may be withdrawn or transferred from this account without a market value adjustment in the 30-day Window Period from 15 days before to 15 days after the Guarantee Period expiry date. We reserve the right to limit cumulative premiums made to any one of these accounts during any one-week period to not more than $250,000.

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                                TABLE OF CONTENTS

PART                                                       PAGE

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     SCHEDULE PAGES
     CONTRACT SUMMARY
     TABLE OF CONTENTS

1.   DEFINITIONS.............................................1

2.   ABOUT THIS CONTRACT.....................................4
     The Effective Date......................................4
     The Contract and Application............................4
     Required Proof of Age and Survival......................5
     Adjustment for Misstatement of
       Age or Sex............................................5
     Assignments.............................................5
     Statement of Account....................................5

3. RIGHTS OF OWNER...........................................5
     Who Is the Owner........................................5
     What Are the Rights of the Owner........................5
     How to Change the Owner Designation
       Of Contingent Annuitant...............................6
     Designation of Contingent Annuitant.....................6

4. ACCUMULATION PROVISIONS...................................7
     Premium Payments........................................7
     Premium Payment Allocation..............................7
     Accumulation Units......................................7
     Additional Subaccounts..................................8
     Substitution of Subaccounts.............................8

5. TRANSFERS, WITHDRAWALS AND LAPSE..........................8
     Transfers among Subaccounts and the
       Guaranteed Interest Account...........................8
     Withdrawals and Full Surrender..........................9
     Lapse...................................................9
     Rules and Limitations...................................9
     Deferral of Payment.....................................9

6. EXPENSE CHARGES..........................................10
     Premium Tax............................................10
     Transfer Charge........................................11
     Annual Administrative Charge...........................11
     Mortality and Expense Risk Fee.........................11
     Daily Tax Fee..........................................11
     Daily Administrative Fee...............................11

7. DETERMINING THE CONTRACT AND
   ACCUMULATION UNIT VALUES.................................11
     Crediting of Subaccount Units and
       Premiums.............................................11
     Determination of the Contract Value....................12
     The Valuation of Subaccounts and
       Guaranteed Interest Account..........................12

8. ANNUITY BENEFITS.........................................12

9. DEATH BENEFITS...........................................13
     Death Before Maturity Date.............................13
     Death Benefit..........................................14
     Adjusted Partial Withdrawals...........................14
     Annual Step-up Amount..................................14
     Distribution at Death Requirements.....................15
     Death on or after the Maturity Date....................16
     The Beneficiary........................................16
     What Are the Rights of the Beneficiary.................16
     How to Change the Beneficiary..........................16

10. PAYMENT OPTIONS.........................................17
     Calculation of Fixed Annuity Payments..................17
     Calculation of Variable Annuity Payments...............17
     Option A - Life Annuity with Specified
       Period Certain.......................................18
     Option B - Non-Refund Life Annuity.....................18
     Option D - Joint and Survivorship
       Life Annuity.........................................18
     Option E - Installment Refund Life Annuity.............18
     Option F - Joint and Survivorship Life
       Annuity with 10-Year Period Certain..................18
     Option G - Payments for a Specified Period.............19
     Option H - Payments of a Specified Amount..............19
     Option I - Variable Life Annuity with
       10-Year Period Certain...............................19
     Option J - Joint Survivorship Variable
       Life Annuity with 10-Year Period Certain.............19
     Option K - Variable Annuity for
       Specified Period.....................................19
     Option L - Variable Life
       Expectancy Annuity...................................19
     Option M - Unit Refund Variable
       Life Annuity.........................................20
     Option N - Variable Non-Refund
       Life Annuity.........................................20
     Other Options..........................................20

11. TABLES OF PAYMENT OPTION AMOUNTS........................20

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                                CONTRACT SUMMARY

ABOUT THIS SUMMARY                  This summary briefly highlights some of the
                                    major contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help You find specific provisions. Your contract is a legal contract between You and Us. You should, therefore, READ YOUR CONTRACT
                                    CAREFULLY.

                                    Check the Schedule Page of this contract to make sure it reflects the premium allocation requested. Please call Your agent or Us any time You have questions about Your contract.

THE TYPE OF CONTRACT                This contract provides for payment of a
                                    variable life annuity. The amount of each annuity payment will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period. Other
                                    Annuity Payment Options are available.

ALLOCATION OF                       The values that accumulate under this
PREMIUM PAYMENTS                    contract prior to the Maturity Date are
                                    based on the premium payments made, the
                                    rates of interest credited on any premium payments allocated to the Guaranteed
                                    Interest Account, any expense charges, and the investment experience of the Subaccounts within the Separate Account on any premium payments allocated to the Subaccounts.
                                    Except for the Guaranteed Interest Account which is part of Our General Account, the Subaccounts are part of PHL Variable
                                    Insurance Company's Variable Accumulation
                                    Separate Account (VA Account) and have
                                    differing investment objectives. Subject to the terms of this contract, You may transfer the Contract's Value between and among the various Subaccounts and Guaranteed Interest
                                    Account.

                                    The VA Account is a Separate Account
                                    established by Our company under Connecticut
                                    Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of Our General Account. The assets of the VA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct.

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                                    We use the assets of the VA Account to buy
                                    shares of the Fund(s) of this contract
                                    according to Your most recent allocation instruction on file with Us at Our Variable Products Operations. The Fund(s) are registered under the 1940 Act as an open-end, diversified management investment company. The Fund(s) have separate Series that correspond to the Subaccounts of the VA Account. Assets of each Subaccount are invested in shares of the corresponding Fund Series.

                                    This contract also contains a Guaranteed
                                    Interest Account to which premium payments may be allocated. The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of Our General Account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided under the terms of this contract. We reserve the right to add other Guaranteed Interest Accounts subject to approval (as required by some states) by the insurance supervisory official of states where this contract is delivered.

WITHDRAWAL PRIVILEGE                Before the Maturity Date, You may withdraw
                                    all or part of the Contract Value. After the Maturity Date, You may only withdraw from the remaining value under Variable
                                    Payment Options K or L, less any applicable contingent deferred sales charge.

OTHER BENEFITS                      This contract provides for the payment of
                                    death proceeds in the event of the death of either the Owner or the Annuitant. The amount of the death proceeds will depend upon whether it is the Owner or the Annuitant whose death has occurred. The amount of the death proceeds is determined as described in Part 9 of this Contract.



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                                    PART 1: DEFINITIONS

YOU (YOUR)                          The Owner of this contract.

WE (OUR, US)                        Phoenix Home Life Mutual Insurance Company

ACCUMULATION UNIT                   A standard of measurement as described in
                                    Part 4, used to determine the value of a Contract and its interest in the Subaccounts prior to the Maturity Date and for amounts held under Payment Option L.

ACCUMULATION UNIT VALUE             On the first Valuation Date selected by Us,
                                    We set all Accumulation Unit Values of each Subaccount of the Separate Account at
                                    1.000000. The Accumulation Unit Value on any subsequent Valuation Date is determined by multiplying the Accumulation Unit Value of the Subaccount on the immediately preceding
                                    Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period just ended.

ADJUSTED PREMIUM                    Any premium to the Guaranteed Interest
                                    Account, as adjusted to include any interest credited on and any contract charges or withdrawals deducted from such premium payment.

ANNUITANT                           On or prior to the Maturity Date, the term
                                    "Annuitant" as used in this contract refers to the Primary Annuitant as shown on the Schedule Page, while such Primary Annuitant is living, and then the Contingent
                                    Annuitant, if any, or as later changed by You in writing, provided such Contingent
                                    Annuitant is living at the death of the
                                    Primary Annuitant. After the Maturity Date, the term "Annuitant" shall mean the Annuitant under this contract determined as of the Maturity Date.

ANNUITANT'S BENEFICIARY             The beneficiary entitled to receive payment
                                    of any amounts payable under this contract upon death of the Annuitant.

ANNUITY A contract promising a periodic series of payments.

ANNUITY UNIT                        A standard of measurement used to determine
                                    the amount of each periodic payment made under the Variable Payment Options I, J, K,
                                    M and N. The number of Annuity Units in each Subaccount with assets under the chosen option is equal to the portion of the first payment provided by that Subaccount divided by the Annuity Unit Value for that Subaccount on the first Payment Calculation
                                    Date.


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ANNUITY UNIT VALUE                  On the first Valuation Date selected by Us,
                                    We set all Annuity Unit Values in each
                                    Subaccount of the Separate Account at
                                    $1.000000. The Annuity Unit Value on any subsequent Valuation Date is equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by 1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment Rate.

ASSIGNS Any person to whom You assign an interest in this contract if We have Written Notice of the assignment in accordance with the provisions stated in Part 2.

ASSUMED INVESTMENT RATE             The Assumed Investment Rate is 4.5% per
                                    year. We use this rate to determine the
                                    first payment under Variable Payment Annuity
                                    Options I, J, K, M and N. Future payment amounts under these options will depend on the relationship between the Assumed
                                    Investment Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit Value. The
                                    Assumed Investment Rate is the net annual investment return that will need to be earned by each Subaccount of the Separate
                                    Account for there to be no reduction in the amount of the monthly payments under these options.

CONTRACT ANNIVERSARY                The same date each year as the Contract
                                    Date.

CONTRACT DATE                       The Contract Date shown on the Schedule
                                    Page. It is the date from which Contract
                                    Years and anniversaries are measured.

CONTRACT VALUE                      The sum of the values under a Contract of
                                    all Accumulation Units held in the
                                    Subaccounts and the Adjusted Premium
                                    Payments held in the Guaranteed Interest
                                    Account.

CONTRACT YEAR                       The first Contract Year is the one-year
                                    period from the Contract Date. Following
                                    Contract Years run from one Contract
                                    Anniversary to the next.

FIXED PAYMENT ANNUITY               An annuity providing payments which do not
                                    vary in amount after the first payment is made.

MATURITY DATE                       The Maturity Date shown on the Schedule Page
                                    or such changed Maturity Date as may result from death of the Primary Annuitant while a Contingent Annuitant is living or as We may later agree. The Maturity Date may not be earlier than the fifth Contract Anniversary, or later than the Contract Anniversary nearest the Annuitant's 90th


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                                    birthday unless We agree otherwise. If a
                                    Contingent Annuitant becomes the Annuitant as the result of death of the Primary Annuitant prior to the Maturity Date, the Maturity Date will change to the Contract Anniversary nearest the Contingent Annuitant's 90th birthday unless You and We agree otherwise.

NET INVESTMENT FACTOR               The Net Investment Factor for each
                                    Subaccount of the Separate Account is
                                    determined by the investment performance of
                                    the assets underlying the Subaccount for the
                                    Valuation Period just ended. The Net
                                    Investment Factor is equal to 1.000000 plus
                                    the applicable net investment rate for the
                                    Valuation Period. The net investment rate is
                                    determined by:

                                    a.    taking the sum of the accrued net
                                          investment income and capital gains
                                          and losses, realized or unrealized, of
                                          the Subaccount for the Valuation
                                          Period. The net investment income is
                                          affected by an investment advisory
                                          expense fee which is deducted from the
                                          Funds in which the assets of the
                                          Subaccounts of the Separate Account
                                          are invested; and

                                    b.    dividing the result of (a) by the
                                          value of the Subaccount at the
                                          beginning of the Valuation Period; and

                                    c.    for each calendar day in the Valuation
                                          Period subtracting from the result of
                                          (a) divided by (b), an amount equal to
                                          the Mortality and Expense Risk Fee
                                          and any daily tax fee.

OWNER/ANNUITANT                     An individual who is both the Owner and
                                    Annuitant under the contract.

OWNER'S BENEFICIARY                 The beneficiary entitled to receive payment
                                    of any amounts payable under this contract upon death of the Owner.

PAYMENT CALCULATION DATE            The date We calculate annuity payments under
                                    a Variable Payment Annuity Option. The first
                                    Payment Calculation Date is the Valuation
                                    Date on or next following the Settlement
                                    Date unless We agree otherwise.

                                    After the first Payment Calculation Date, We will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.

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PREMIUM PAYMENT DATE                The Valuation Date on which a premium
                                    payment is received at Our Variable Products
                                    Operations unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

SETTLEMENT DATE                     The date contract proceeds are applied to an
                                    annuity payment option. Unless We agree
                                    otherwise, for death benefits, the
                                    Settlement Date is the date that We receive a certified copy of the Annuitant's certificate of death; for proceeds payable on the Maturity Date, it is the Maturity
                                    Date; and for proceeds payable upon a
                                    surrender, it is the effective date of the surrender.

SUBACCOUNT(S)                       The account(s) within Our Separate Account
                                    to which assets under the contract may be allocated.

SURRENDER VALUE                     Contract Value less any applicable contigent
                                    deferred sales charge and premium tax.

VALUATION DATE                      Every day the New York Stock Exchange is
                                    open for trading and PHL Variable Insurance
                                    Company is opened for business.

VALUATION PERIOD                    The period in days beginning with the day
                                    following the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE PAYMENT ANNUITY            An annuity where each payment will vary with
                                    the investment experience of the
                                    Subaccounts.

VPMO Our Variable Products Mail Operations division. The address is shown on the cover page of this contract.

WRITTEN REQUEST                     A request We receive in writing at VPMO in a
(AND WRITTEN NOTICE)                form satisfactory to Us.


                                    PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE DATE                  This contract will begin in effect on the
                                    Contract Date provided the initial premium due is paid while the Annuitant is alive.

THE CONTRACT                        This contract and application, if any, which
AND APPLICATION                     is attached to this contract, is the entire
                                    contract between You and Us. Any change in terms of this contract, as required to conform to law, to be in effect, must be signed by one of Our executive officers and countersigned by Our registrar or one of Our executive officers. This contract is issued at Our Home Office in Hartford, Connecticut.
                                    Any benefits payable under this contract are payable at VPMO.

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REQUIRED PROOF                      We may require proof of the Annuitant's age
OF AGE AND SURVIVAL                 before any annuity payments will begin. We
                                    also have the right to require proof of the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR                      If the age or sex of the Annuitant has been
MISSTATEMENT OF                     misstated, any benefits payable will be
AGE OR SEX                          adjusted to the amount that the Contract
                                    Value would have purchased based on the
                                    Annuitant's correct age and sex. Any over payment(s) and under payment(s) made by Us will be charged or credited against future payments to be made under the contract. We will charge interest on overpayments and credit interest on any underpayments at an effective annual rate of 6%.

ASSIGNMENTS                         We will not be considered to have notice of
                                    any assignment of an interest in this
                                    contract until We receive the original or copy of the written assignment at VPMO. In no event will We be responsible for its validity.

STATEMENT OF ACCOUNT                We will send You a statement of the Contract
                                    Value, Surrender Value and Death Benefit at least annually. We will also provide You with a statement of the investments held by each Subaccount. After the Maturity Date, We will provide You with an annual Statement of Account if You elect any of the variable payment options.


                                    PART 3: RIGHTS OF OWNER

WHO IS THE OWNER                    The Owner may be the Annuitant, an employer,
                                    a trust or any other individual or entity.
                                    If no Owner is named, the Annuitant will be the Owner. Under contracts used with certain tax qualified plans, the Owner must be the Annuitant.

WHAT ARE THE RIGHTS                 You control this contract during the
OF THE OWNER                        Annuitant's lifetime but not until the
                                    Contract Date. Unless You and We agree
                                    otherwise, You may exercise all rights
                                    provided under this contract without the consent of anyone else. Your rights include the right to:

                                    a.    Receive any amounts payable under this
                                          contract during the Annuitant's
                                          lifetime.

                                    b.    Change the Owner.

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                                    c.    Change the premium payment amounts and
                                          intervals. See Part 4.

                                    d.    Change the allocation schedule for
                                          premium payments. See Part 4.

                                    e.    Transfer Contract Values between and
                                          among the various Subaccounts and the
                                          Guaranteed Interest Account. See Part
                                          5.

                                    f.    Make withdrawals from the various
                                          Subaccounts and the Guaranteed
                                          Interest Account or fully surrender
                                          the contract for its Surrender Value.
                                          See Part 5.

                                    g.    Select a Payment Option for amounts
                                          payable upon a withdrawal or full
                                          surrender.

                                    h.    Select an alternative Payment Option
                                          to commence on the Maturity Date. See
                                          Part 8.

                                    i.    Change the Owner's or Annuitant's
                                          Beneficiary.

                                    j.    Assign, subject to the restrictions
                                          stated in Part 2, release, or
                                          surrender any interest in this
                                          contract. See Parts 2 and 5.

                                    k.    Change the Contingent Annuitant any
                                          time prior to the death of the Primary
                                          Annuitant.

                                    You may exercise these rights only while the Annuitant is alive. Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

HOW TO CHANGE THE OWNER             To change the Owner, you must submit a
                                    Written Request.

DESIGNATION OF                      Prior to the death of the Annuitant, You may
CONTINGENT ANNUITANT                designate or change the Contingent Annuitant
                                    by sending a Written Request with the name, date of birth, sex, Social Security Number and address of the new Contingent Annuitant.

                                    If You are an Owner/Annuitant and Your
                                    spouse is Your beneficiary under this
                                    Contract, Your surviving spouse will
                                    automatically be the Contingent Annuitant.

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                                    PART 4: PREMIUM PAYMENTS AND ALLOCATION

PREMIUM PAYMENTS                    The initial premium payment is due on the
                                    Contract Date and must at least equal
                                    $1,000 unless We agree otherwise. The
                                    Annuitant must be alive when the initial premium payment is made. Thereafter, the premium payment amount and intervals are as shown on the Schedule Page unless later changed as described below. All premium payments are payable at VPMO, except that the initial premium payment may be given to an authorized agent for forwarding to VPMO.
                                    No benefit associated with any such premium payment will be provided until it is actually received by Us at VPMO.

                                    You may vary the amount and interval for subsequent premium payments, and additional premium payments may be made within the following limits:

                                    a.    Each premium payment must at least
                                          equal $25.

                                    b.    No more than $1,000,000 in total
                                          premium payments may be paid on this
                                          contract, unless We agree otherwise.

                                    c.    The premium payment intervals may be
                                          unscheduled or changed to monthly,
                                          quarterly, semi-annual, annual, or any
                                          other arrangement agreed to by Us.

                                    d.    Additional premium payments may only
                                          be made while an Annuitant is living,
                                          prior to the Maturity Date.

                                    We reserve the right to waive the limits in a & b above.

PREMIUM                             The premium payment will be applied on its
PAYMENT ALLOCATION                  Premium Payment Date to the various
                                    Subaccounts and the Guaranteed Interest
                                    Account in accordance with Your instructions for the allocation of premium payments.

                                    You may change the allocation schedule with respect to subsequent premium payments by written request. We reserve the right to waive the requirement of written notice.

D602 NY                                   7

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ACCUMULATION UNITS                  The number of Accumulation Units credited to
                                    each Subaccount of the Separate Account will be determined by dividing the premium payment applied to that Subaccount by the Accumulation Unit Value of that Subaccount on the Premium Payment Date. The amount deposited to the Guaranteed Interest Account will equal the amount of any premium payment applied on the Premium Payment Date.

ADDITIONAL SUBACCOUNTS              We have the right to add Subaccounts of the
                                    Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority.
                                    We further reserve the right to add other
                                    Guaranteed Interest Accounts.

SUBSTITUTION OF SUBACCOUNTS         If the shares of the Funds of this contract
                                    should no longer be available for investment by the Separate Account or if in Our judgment further investment in such Funds becomes inappropriate for use with this contract, We reserve the right to substitute
                                    Accumulation Units of another Subaccount for Accumulation Units already purchased or to be purchased in the future by premium payments under this contract. Any such change will be subject to approval by the Securities and Exchange Commission and, where required, by the insurance supervisory official of the state where this contract is issued.


                                    PART 5: TRANSFERS, WITHDRAWALS AND LAPSE

TRANSFERS AMONG                     You may transfer all or a portion of the
SUBACCOUNTS AND THE                 Contract Value of this contract among one
GUARANTEED INTEREST ACCOUNT         or more of the Subaccounts and the
                                    Guaranteed Interest Account. Transfers may be made by telephone or Written Request. You can make up to 12 transfers per Contract
                                    Year from the Subaccounts and only one
                                    transfer per Contract Year from the
                                    Guaranteed Interest Account unless the
                                    Systematic Transfer Program is elected.

                                    Under the Systematic Transfer Program, funds may be transferred automatically among the Subaccounts on a monthly, quarterly, semi-annual or annual basis. Unless We agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. Except as otherwise provided under the Systematic Transfer Program, the amount that may be transferred from the Guaranteed Interest Account at any one time cannot exceed the higher of $1000 or 25% of the value of the Guaranteed Interest Account.

                                    A Contract Owner must have an initial value of $2,000 in the GIA or the Subaccount that funds will be transferred from. Funds may be transferred from only one sending Subaccount or the GIA but may be allocated to multiple receiving Subaccounts. Under the Systematic Transfer Program, Contract Owners may transfer approximately equal amounts from the GIA over a minimum 18-month period.

D602 NY                                       8

                                    The transfer charge is as shown on the
                                    Schedule Page. Any such charge will be
                                    deducted from the Subaccounts or Guaranteed
                                    Interest Account from which the amounts are to be transferred with each such Subaccount or Guaranteed Interest Account bearing a pro rata share of the transfer charge. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer. Any Accumulation Units held under a Subaccount of the Separate Account or Adjusted Premiums held under the Guaranteed Interest Account as the result of any transfer shall retain its original Premium Payment Date.

WITHDRAWALS AND FULL                You may withdraw in cash the Contract Value
SURRENDER                           of this contract, less any applicable
                                    deferred premium tax or contingent deferred sales charge, in whole or in part any time prior to the Maturity Date or at any time for amounts held under Variable Payment
                                    Annuity Options K or L. Such withdrawals must be by Written Request and must include such tax withholding information as We may reasonably require. The portion withdrawn from any Subaccount will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. If no Contract Value remains under this contract as the result of a withdrawal, the contract will be deemed fully surrendered and have no further value or effect. The Contract Value will be determined on the Valuation Date that coincides with the date of the withdrawal.

                                    During the first Contract Year, an amount up to 10% of the Contract Value at the time of the first partial withdrawal may be withdrawn free of any contingent deferred sales charge. After the first Contract Year and each Contract Year before the Maturity Date, and amount up to 10% of the Contract Value as of the end of the prior Contract Year may be withdrawn free of any contingent deferred sales charge. Any amount withdrawn in excess of the 10% will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn up to a maximum of the total premium.


D602 NY                                  9

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                 AGE IN COMPLETE YEARS FROM PAYMENT
                 ----------------------------------
                  DATE OF UNIT OR ADJUSTED PREMIUM           CONTINGENT DEFERRED
                  --------------------------------           -------------------
                 RELEASED TO EFFECTUATE WITHDRAWAL              SALES CHARGE
                 ---------------------------------              ------------

                                  0                                 7%
                                  1                                 7%
                                  2                                 6%
                                  3                                 6%
                                  4                                 5%
                                  5                                 4%
                                  6                                 3%
                                  7 and over                        0%

                                    In no event, however, will the total of all contingent deferred sales charges applied under this contract exceed 9% of the total premium payments paid on this contract.

                                    You may elect to apply the amount withdrawn or surrendered to the various Payment Options described in Part 10.

LAPSE If on any Valuation Date the Contract Value becomes zero, the contract will immediately terminate and lapse without value unless any Contract Value has been applied under one of the variable payment options within 30 days after any such Valuation Date. We will mail a written notice of lapse to You at Your most recent post office address on file with Us at VPMO.

RULES AND LIMITATIONS               The Accumulation Units and Adjusted Premiums
                                    released for transfer or withdrawal will be determined on a First-In, First-Out (FIFO) basis based on Premium Payment Date. No withdrawals, or full surrender may be made after commencement of an annuity on the Maturity Date except for any Contract Value remaining under Options K or L. Also, You may not transfer any assets under Option M, unless We agree otherwise.

DEFERRAL OF PAYMENT                 With the exception of transfers from the
                                    Guaranteed Interest Account, as described above under Transfers Among Subaccounts and withdrawals from such Subaccount as described below, transfers, withdrawals, or a request for a full surrender will usually be processed within 7 days after We receive the written request at VPMO. However, We may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment
                                    Company Act of 1940):

                                    a.    when the New York Stock Exchange is
                                          closed, other than customary weekend
                                          and holiday closings;

D602                                      10

                                    b.    when trading on the exchange is
                                          restricted by the Securities and
                                          Exchange Commission;

                                    c.    when the Securities and Exchange
                                          Commission declares that an emergency
                                          exists as a result of which disposal
                                          of securities in the Fund is not
                                          reasonably practicable or it is not
                                          reasonably practicable to determine
                                          the value of the Units in the
                                          Subaccounts of the Separate Account;
                                          or

                                    d.    when a governmental body having
                                          jurisdiction over the VA Account by
                                          order permits such suspension.

                                    Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in (b) or (c) or (d) exist.

                                    For withdrawals from the Guaranteed Interest
                                    Account, We may defer payment for up to six months from the date VPMO receives the Written Request. If payment is delayed 10 working days or more, We will add interest at an annual rate equal to that paid under settlement options G and H.


                                    PART 6: EXPENSE CHARGES

                                    Charges to cover expenses incurred by Us in the distribution and administration of this contract are made in the manner described below.

PREMIUM TAX                         A premium tax may be required based on the
                                    laws of the state of issue or the state
                                    where the Owner resides when a premium
                                    payment is applied. The premium tax rate, if any, as of the Contract Date, is shown on the Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity
                                    Date. At the time of reimbursement, We will deduct the tax proportionately from the Subaccounts and Guaranteed Interest Account based on their proportionate Contract Value.
                                    On partial withdrawals, We will deduct a pro rata amount of the tax based upon the ratio of the amount withdrawn to the Contract Value.

D602 NY                                   11

SURRENDER CHARGE                    A charge to cover expenses incurred in the
                                    sale and distribution of this contract is taken in the form of a contingent deferred sales charge as described in Part 5 which is applied to any withdrawals or full surrender made within the seven-year period following the Premium Payment Date of the Accumulation
                                    Units or Adjusted Premiums released to make such withdrawal or surrender.

TRANSFER CHARGE                     A transfer charge is as shown on the
                                    Schedule.

ANNUAL ADMINISTRATIVE               A portion of the administrative expense
CHARGE                              incurred by Us is assessed in the form of an
                                    annual charge as shown on the Schedule Page.
                                    We reserve the right to lower such charge.
                                    Such charge will be deducted at the end of each Contract Year from the total Contract
                                    Value with each Subaccount and Guaranteed
                                    Interest Account bearing a pro rata share of such expense based on the proportionate
                                    Contract Value of each of the Subaccounts and Guaranteed Interest Account. By agreement with Us, You may, instead, elect to pay this charge in cash.

MORTALITY AND                       The mortality and expense risk charge is
EXPENSE RISK FEE                    taken in the form of a daily fee against
                                    each Subaccount as shown on the Schedule
                                    Page. We reserve the right to lower such fee.

DAILY ADMINISTRATIVE FEE            A portion of the administrative expense
                                    incurred by Us is assessed in the form of a daily fee against each Subaccount shown on the Schedule Page.


                                    PART 7: DETERMINING THE CONTRACT AND
                                            ACCUMULATION UNIT VALUES

CREDITING OF SUBACCOUNT             We will apply any premium payments We
UNITS AND PREMIUMS                  receive on the Premium Payment Date to
                                    credit Accumulation Units to one or more
                                    Subaccounts or to credit purchases to the Guaranteed Interest Account in accordance with the most recent allocation schedule on file with Us. The number of Accumulation
                                    Units credited to each

D602 NY                                   12

                                    Subaccount will be determined by dividing the premium payment,applied to that Subaccount by the then current Accumulation Unit Value of that Subaccount. The Accumulation Unit Value of each Subaccount on a Valuation Date is determined at the end of that day.

DETERMINATION OF THE                Prior to the Maturity Date, the value of a
CONTRACT VALUE                      Subaccount of the Separate Account is
                                    determined by multiplying the total number of Accumulation Units under this contract for that Subaccount by the current
                                    Accumulation Unit Value of that Subaccount.
                                    The Contract Value for amounts held under Variable Payment Annuity Option L is determined in the same manner. The value of the Guaranteed Interest Account equals the total value of the Adjusted Premiums. The total Contract Value under this contract equals the sum of the values of each of the Subaccounts and the Adjusted Premiums.

THE VALUATION OF SUB-               The values and benefits of the Guaranteed
ACCOUNTS AND GUARANTEED             Interest Account are not less than those
INTEREST ACCOUNT                    required by the laws of the state in which
                                    it is delivered.

                                    The values of the assets in each Subaccount will be calculated in accordance with applicable law and accepted procedures.

                                    We guarantee that expense and mortality
                                    results shall not adversely affect the
                                    dollar amount of variable benefits and other contractual payments and values.


                                    PART 8: ANNUITY BENEFITS

                                    On or before the Maturity Date, You may
                                    elect any one of the Payment Options as
                                    described in Part 10. If you do not select a Payment Option on or before the Maturity Date, We will apply the Contract Value less any premium tax due to provide You a variable life annuity under Payment Option L as described in Part 10. Any annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's Beneficiary.

                                    If the amount to be applied on the Maturity
                                    Date is less than $2,000 or would result in monthly payments of less than $20, We shall have the right to pay such amount to You in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

D602                                      13

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                                    PART 9: DEATH BENEFITS

                                    The death benefits provided under this
                                    contract are not less than the minimum
                                    benefits required under the laws of the
                                    state where this contract is delivered.

DEATH BEFORE                        For deaths occurring prior to the Maturity
MATURITY DATE                       Date, We will pay the death proceeds upon
                                    receipt of due proof of death as follows:

                                    1.    Death of an Owner/Annuitant:

                                          If an Owner/Annuitant dies before the
                                          Maturity Date, We will pay the
                                          Annuitant's Beneficiary the death
                                          proceeds provided by the Death Benefit
                                          Option selected by the Owner at the
                                          time of the initial premium payment.

                                    2.    Death of an Owner who is not the
                                          Annuitant:

                                          If an Owner who is not the Annuitant
                                          dies before the Maturity Date, we will
                                          pay the Owner's Beneficiary the death
                                          proceeds (less any deferred premium
                                          tax) equal to the greater of:

                                          a.   100% of premium payments less
                                               "Adjusted Partial Withdrawals"
                                               (as defined below); or

                                          b.   the Contract Value next
                                               determined following receipt of a
                                               certified copy of the death
                                               certificate at VPMO.

                                    3.    Death of an Annuitant who is not the
                                          Owner:

                                          If an Annuitant who is not the Owner
                                          dies before the Maturity Date, We will
                                          pay the Annuitant's Beneficiary the
                                          death proceeds provided by the Death
                                          Benefit Option selected by the Owner
                                          at the time of the initial premium
                                          payment.

                                    In lieu of receiving the death proceeds in one lump sum, the beneficiary may elect to apply the death proceeds under any of the Payment Options described in Part 10 subject to the following limitations:

                                          a.   Options D, F and J are not
                                               available for death benefits;

                                          b.   Under Options A, E, G, H and K
                                               the period specified must be at
                                               least 5 years, but not beyond the
                                               life expectancy of such
                                               beneficiary.

D602                                      14

ELECTION OF DEATH                        In addition to Death Benefit Option 1,
BENEFIT OPTIONS                          We may make available Death Benefit
                                         Option 2 and or Death Benefit Option 3.
                                         The Owner shall elect any one of these
                                         Death Benefit Options that We make
                                         available at the time of the Owner's
                                         initial premium payment. The Owner's
                                         chosen option is as shown on the
                                         Schedule Page. If no option is elected,
                                         Death Benefit Option 1 shall apply.

DEATH BENEFIT - OPTION 1            Upon the death of the Annuitant or an
                                    Owner/Annuitant who has not yet attained age
                                    80, the death proceeds (less any deferred premium tax) is equal to the greater of:

                                         a.    100% of premium  payments less
                                               "Adjusted  Partial  Withdrawals"
                                               (as defined below); or

                                         b.    the Contract Value next
                                               determined following receipt of
                                               a certified copy of the death
                                               certificate at VPMO.

                                    On and after the Annuitant's attained age
                                    80, the death proceeds (less any deferred premium tax) equals the Contract Value (no surrender charge is imposed) next determined following receipt of a certified copy of the death certificate at VPMO.

DEATH BENEFIT - OPTION 2            Upon the death of the Annuitant or an
                                    Owner/Annuitant who has not yet attained age
                                    80, the death proceeds (less any deferred premium tax) is equal to the greater of:

                                         a.    100% of premium payments less
                                               "Adjusted  Partial  Withdrawals"
                                               (as defined below); or

                                         b.    the "Annual Step-up Amount"
                                               (as defined below); or

                                         c.    the Contract Value next
                                               determined following receipt of a
                                               certified copy of the death
                                               certificate at VPMO.

                                    On and after the Annuitant's attained age
                                    80, the death proceeds (less any deferred premium tax) equals the Contract Value (no surrender charge is imposed) next determined following receipt of a certified copy of the death certificate at VPMO.

DEATH BENEFIT - OPTION 3            Upon the death of the Annuitant or an
                                    Owner/Annuitant who has not yet attained age
                                    80, the death proceeds (less any deferred premium tax) is equal to the greater of:

                                         a.    100% of premium payments less
                                               "Adjusted  Partial  Withdrawals"
                                               (as defined below); or

D602                                      15

                                         b.    the "Annual Step-up Amount" (as
                                               defined below); or

                                         c.    the "Annual Roll-up Amount" (as
                                               defined below); or

                                         d.    the Contract Value next
                                               determined following receipt of a
                                               certified copy of the death
                                               certificate at VPMO.

                                    On and after the Annuitant's attained age
                                    80, the death benefit (less any deferred premium tax) equals the Contract Value (no surrender charge is imposed) next determined following receipt of a certified copy of the death certificate at VPMO.

ADJUSTED PARTIAL WITHDRAWALS        The sum of all Adjusted Partial Withdrawals
                                    when each is calculated for each partial withdrawal as the product of (a) times (b) where:

                                         a.    is the ratio of the amount of
                                               the partial withdrawal to the
                                               Contract Value on the date of
                                               (but prior to) the partial
                                               withdrawal; and

                                         b.    is the death benefit on the date
                                               of (but prior to) the partial
                                               withdrawal.

ANNUAL STEP-UP AMOUNT               In the first Contract Year the Annual
                                    Step-up Amount is equal to the greater of:

                                         a.    100% of premium payments less
                                               "Adjusted Partial Withdrawals";
                                               or

                                         b.    the Contract Value.

                                    In the second Contract Year or any
                                    subsequent Contract Year the Annual Step-up
                                    Amount is equal to the greater of:

                                         a.    the Annual Step-up Amount at the
                                               end of the previous Contract
                                               Year, plus 100% of  premium
                                               payments made since the end of
                                               the previous Contract Year, less
                                               "Adjusted Partial Withdrawals"
                                               made since the end of the
                                               previous Contract Year; or

                                         b.    the Contract Value next
                                               determined following receipt of a
                                               certified copy of the death at
                                               VPMO.

ANNUAL ROLL-UP AMOUNT               In the first Contract Year the Annual
                                    Roll-up Amount is equal to the initial
                                    premium payment.

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                                    At the beginning of the second Contract Year
                                    or any subsequent Contract Year the Annual
                                    Roll-up Amount is equal to the Roll-up
                                    Amount at the end of the previous Contract
                                    Year multiplied by a factor of 1.05, plus
                                    100% of premium payments, less "Adjusted
                                    Partial Withdrawals" made since the end of the previous Contract Year. The Roll-up Amount may not exceed 200% of total premium payments less "Adjusted Partial
                                    Withdrawals".

DISTRIBUTION AT DEATH               If the Owner/Annuitant dies before the
REQUIREMENTS                        Maturity Date, then the Annuitant's
                                    Beneficiary must elect within 60 days of Our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant. If the Annuitant's
                                    Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as new Owner/Annuitant as if no death had occurred.

                                    If the Owner who is not the Annuitant dies before the Maturity Date and the Owner's surviving spouse is not the Joint Owner or the Owner's Beneficiary, the Owner's entire interest in this Contract must be distributed within five years of the date of the Owner's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of the Owner's Beneficiary and the payments begin within one year after the Owner's death. If the Owner's surviving spouse is a Joint Owner, the Contract will continue with the surviving Joint Owner becoming the sole Owner. If the Owner's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as the new Owner as if no death had occurred.

                                    If the Annuitant who is not the Owner dies before the Maturity Date and there is no Contingent Annuitant, then the Annuitant's Beneficiary must elect within 60 days of Our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant. If there is a Contingent Annuitant, the Contract will continue with the Contingent Annuitant becoming the new Annuitant.

                                    If the Annuitant dies before the Maturity
                                    Date and the Owner is not an individual, the entire interest in this contract must be distributed within five years of the date of the Annuitant's death. However, the Annuitant's Beneficiary may elect to apply the death proceeds to

D602                                   17
                                    a Payment Option not extending beyond the life (or life expectancy) of such Annuitant's Beneficiary and the payments begin within one year after the Annuitant's death. If the Annuitant's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as new Annuitant as if no death had occurred.

                                    We shall have the right to first require return of the contract to us so that we may amend it to reflect these changes.

DEATH ON OR AFTER THE               If either the Owner/Annuitant, Annuitant, or
MATURITY DATE                       Owner dies on or after the Maturity Date,
                                    any remaining income payments will be
                                    continued to the Annuitant's or Owner's
                                    Beneficiary respectively. Under Payment
                                    Option M, the sum of the number of remaining
                                    Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount will be paid to the Annuitant's or Owner's Beneficiary in a lump sum, (see
                                    "Option M - Unit Refund Variable Life
                                    Annuity" in Part 10).

THE BENEFICIARY                     The Annuitant's Beneficiary:
                                    ----------------------------
                                          Any death proceeds payable to the
                                          Annuitant's Beneficiary will be paid
                                          to the Owner or the Owner's estate if
                                          the Annuitant's Beneficiary is not
                                          living when such death proceeds become
                                          payable.

                                    The Owner's Beneficiary:
                                    ------------------------
                                          Any death proceeds payable to the
                                          Owner's Beneficiary will be paid to
                                          the Owner's estate if the Owner's
                                          Beneficiary is not living when such
                                          death proceeds become payable.

                                    In the case of the death of an
                                    Owner/Annuitant where conflicting Owner and
                                    Annuitant's Beneficiaries have been named, any death proceeds payable will be paid to the Annuitant's Beneficiary.

                                    The naming of an Owner's or Annuitant's
                                    beneficiary by familial relationship (such as Mother, Father, etc.) shall be understood to be their relationship to the Owner or Annuitant making such designation.

WHAT ARE THE RIGHTS                 The Annuitant's Beneficiary and Owner's
OF THE BENEFICIARY                  Beneficiary may exercise the following
                                    rights with respect to the death proceeds they are entitled to receive:

                                    1.    Receive the death proceeds payable
                                          under this contract; or

                                    2.    Select a Payment Option for the death
                                          proceeds; or

D602                                    18

                                    3.    Transfer the amount of any deferred
                                          death proceeds between and among the
                                          various Subaccounts. See Part 5.

HOW TO CHANGE THE                   At any time prior to the death of the last
BENEFICIARY                         Annuitants under this contract, you may
                                    change the Owner's Beneficiary or the
                                    Annuitant's Beneficiary. The change must be made by Written Notice signed by You. When we receive it, the change will be effective as of the date it was signed by you.
                                    However, the change will be subject to any payment made or actions taken by us before we received the Written Notice.


                                    PART 10: PAYMENT OPTIONS

                                    You must elect a payment option by Written
                                    Request. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by Us reflecting the terms of the payment option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. After the first Payment Calculation Date, You may not change the Payment Option You elected. As regards the election of a Payment Option by the beneficiary of any death proceeds payable under this contract, limited as described in
                                    Part 9, the term "Annuitant" as used below shall refer to such beneficiary.

CALCULATION OF                      The guaranteed annuity payment rates under
FIXED ANNUITY                       the following options will be based on the
PAYMENTS                            Annuitant's age and sex, and will be no
                                    less favorable than the following:

                                    Under Options A, B, D, E and F rates are based on the a-49 Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3-3/8% for 5- and 10-year certain periods under Option A, for the 10-year certain period under Option F, and for Option E; an interest rate of 3-1/4% for the 20-year certain period under Options A and F; an interest rate of 3-1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.


CALCULATION OF                      Under the following options, all payments
VARIABLE ANNUITY                    after the first payment will vary with
PAYMENTS                            the investment experience of the
                                    Subaccounts. Payments may be either higher or lower than the first payment.

D602 NY                                  19

                                    Under Options I, J, K, M and N, We determine the first payment by multiplying the amounts held under the selected option in each Subaccount by the applicable Payment Option rate. The first payment equals the total of such amounts determined for each Subaccount. We determine future payments under these options by multiplying the number of Annuity Units in each Subaccount by the Annuity Unit Value for each Subaccount on the Payment Calculation Date. The payment will equal the sum of the amounts provided by each Subaccount.

                                    Under Option L, We determine the amount of the annual distribution by dividing the amount of Contract Value held under this option on December 31 of the previous year by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

                                    Under Options I, J, M and N, the applicable option rate used to determine the first payment amount will not be less than the rate based on the 1983 Table A (1983 IAM) projected with Projection Scale G to the year 2040, and with continued projection thereafter, and on the Assumed Investment Rate. Under Option K, the rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

                                    We quarantee that neither expenses actually incurred, other than taxes on investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.

OPTION A -                          A fixed payout annuity payable monthly
LIFE ANNUITY                        while the Annuitant is living or, if later,
WITH SPECIFIED                      the end of the specified period certain.
PERIOD CERTAIN                      The period certain may be specified as
                                    5, 10, or 20 years. The period certain must be elected at the time this option is elected.

OPTION B -                          A fixed payout annuity payable monthly while
LIFE ANNUITY                        the Annuitant is living and ending with the
NON-REFUND                          last Life payment due preceding the date of
                                    the Annuitant's death.

OPTION D -                          A fixed payout annuity payable monthly
JOINT AND SURVIVORSHIP              while the Annuitant and the designated
LIFE ANNUITY                        Joint Annuitant are living, and continuing
                                    thereafter during the lifetime of the
                                    survivor. The amount to be continued to the survivor is 100% of the joint annuity payment, as specified at the time this option is elected. The designated Joint
                                    Annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40. The adjusted age is the person's age on his or her birthday nearest the Settlement Date.

OPTION E -                          A fixed payout annuity payable monthly
INSTALLMENT REFUND                  while the Annuitant is living or, if later,
LIFE ANNUITY                        the date the annuity payments made under
                                    this option total an amount which refunds the entire amount applied under this

D602 NY                                  20
                                    option. If the Annuitant is not living when the final payment falls due, that payment will be limited to the amount which needs to be added to the payments already made to equal the entire amount applied under this option.

OPTION F -                          A fixed payout annuity payable monthly
JOINT AND SURVIVORSHIP              while either the Annuitant or designated
LIFE ANNUITY WITH                   Joint Annuitant is living, or if later, the
10-YEAR PERIOD CERTAIN              end of 10 years. The designated Joint
                                    Annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40 years. The adjusted age is the person's age on his or her birthday nearest the settlement date.

OPTION G -                          Equal income installments for a specified
PAYMENTS FOR A                      period of years are paid whether the payee
SPECIFIED PERIOD                    lives or dies. The period certain specified
                                    must be in whole numbers of years from 5 to 30.

OPTION H -                          Equal income installments of a specified
PAYMENTS OF A                       amount are paid until the principal sum
SPECIFIED AMOUNT                    remaining under this option from the amount
                                    applied is less than the amount of the
                                    installment. When that happens, the
                                    principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OPTION I -                          This option provides variable monthly
VARIABLE LIFE ANNUITY               payments that will continue during the
WITH 10-YEAR                        lifetime of the Annuitant or for ten
PERIOD CERTAIN                      years, if longer. If the beneficiary of
                                    any death benefits payable under this
                                    contract elects this payment option, the term "Annuitant" as used in the preceding paragraph shall refer to such beneficiary and the period certain will equal 10 years, or the life expectancy of such beneficiary, if shorter.

OPTION J -                          This option provides variable monthly
JOINT SURVIVORSHIP VARIABLE         payments while the Annuitant and the
LIFE ANNUITY WITH                   designated Joint Annuitant are living.
10-YEAR PERIOD CERTAIN              Payments will continue during the life of
                                    the survivor or until the end of 10 years if later. You must designate the Joint
                                    Annuitant at the time You elect this option.
                                    The designated Joint Annuitant must be at least age 40 on the birthday nearest the first Payment Calculation Date. This option is not available for the payment of any death benefit under this contract.

OPTION K -                          This option provides variable monthly
VARIABLE ANNUITY                    payments through the release of a fixed
FOR SPECIFIED PERIOD                number of Annuity Units over a specified
                                    period of time. Payment continues whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30. However, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also

D602                                     21
                                    provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of remaining annuity units. Thus, the specified period will be reduced to the period that the remaining annuity units can provide.

OPTION L -                          This option provides a variable income
VARIABLE LIFE                       which is payable over the Annuitant's
EXPECTANCY ANNUITY                  annually recalculated life expectancy or
                                    the annually recalculated life expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value. This will thus affect the amount of future payments. Upon the death of the Annuitant (and Joint
                                    Annuitant, if there is a Joint Annuitant) the remaining Contract Value will be paid in a lump sum to the Annuitant's Beneficiary.

OPTION M -                          This option provides variable monthly
UNIT REFUND                         payments as long as the Annuitant lives.
VARIABLE LIFE ANNUITY               In the event of the death of the Annuitant,
                                    the income will stop and the Annuitant's
                                    Beneficiary will receive in a lump sum the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount. The number of remaining
                                    Annuity Units for each Subaccount will be calculated as follows:

                                    (1)   the net amount in the Subaccount
                                          applied under this option on the first
                                          Payment Calculation Date divided by
                                          the corresponding Annuity Unit Value
                                          on that date minus

                                    (2)   the sum of the Annuity Units released
                                          from the Subaccount to make the
                                          payments under this option.

OPTION N -                          This option provides a variable monthly
VARIABLE NON-                       income for the lifetime of the Annuitant.
REFUND LIFE ANNUITY                 No income is payable after the death of
                                    the Annuitant.

OTHER OPTIONS                       We may offer other payment options or
                                    alternative versions of the options listed above.


                                    PART 11: TABLES OF PAYMENT
                                             OPTION AMOUNTS

                                    The tables that follow show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K, M and N each $1,000 applied. If Our rates in effect for at the Settlement Date are more favorable, We

D602                                      22
                                    will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

                                    The term "age" as used in the tables refers to the adjusted age. The adjusted age is defined as the age of the Annuitant on the Annuitant's birthday nearest the effective date of the payment option elected.

D602                                   23


OPTIONS A & E -- LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN; INSTALLMENT REFUND LIFE ANNUITY

------------ --------------------------- ------------------------- --------------------------
   AGE OF        INSTALLMENT REFUND          10 YEARS CERTAIN          20 YEARS CERTAIN
   PAYEE     ------------- ------------- ------------ ------------ ------------- ------------
                 MALE         FEMALE        MALE        FEMALE         MALE        FEMALE
------------ ------------- ------------- ------------ ------------ ------------- ------------
    40          $3.80         $3.64        $3.86        $3.60         $3.74        $3.54
------------ ------------- ------------- ------------ ------------ ------------- ------------
    45           4.05          3.85         4.14         3.82          3.99         3.74
------------ ------------- ------------- ------------ ------------ ------------- ------------
    50           4.36          4.12         4.50         4.10          4.28         3.99
------------ ------------- ------------- ------------ ------------ ------------- ------------
    55           4.76          4.47         4.95         4.47          4.61         4.31
------------ ------------- ------------- ------------ ------------ ------------- ------------
    60           5.28          4.93         5.54         4.96          4.97         4.67
------------ ------------- ------------- ------------ ------------ ------------- ------------
    65           5.97          5.54         6.30         5.63          5.29         5.06
------------ ------------- ------------- ------------ ------------ ------------- ------------
    70           6.91          6.39         7.24         6.50          5.43         5.31
------------ ------------- ------------- ------------ ------------ ------------- ------------
    75           8.21          7.57         8.26         7.56          5.44         5.40
------------ ------------- ------------- ------------ ------------ ------------- ------------
    80          10.04          9.26        10.12         8.60          5.46         5.46
------------ ------------- ------------- ------------ ------------ ------------- ------------
    85          12.61         11.68        12.60         9.31          5.46         5.46
------------ ------------- ------------- ------------ ------------ ------------- ------------

    OPTION B -- NON-REFUND LIFE ANNUITY
--------------- ------------ ------------
  AGE OF PAYEE      MALE        FEMALE
--------------- ------------ ------------
      40          $ 3.95       $ 3.75
--------------- ------------ ------------
      45            4.24         3.98
--------------- ------------ ------------
      50            4.62         4.28
--------------- ------------ ------------
      55            5.12         4.68
--------------- ------------ ------------
      60            5.79         5.24
--------------- ------------ ------------
      65            6.75         6.04
--------------- ------------ ------------
      70            8.15         7.22
--------------- ------------ ------------
      75           10.26         9.03
--------------- ------------ ------------
      80           13.54        11.88
--------------- ------------ ------------
      85           18.72        16.54
--------------- ------------ ------------


                           OPTION D -- JOINT AND SURVIVORSHIP LIFE ANNUITY

-------------------------------------------------------------------------------------------------
  FEMALE                                             MALE
           --------------------------------------------------------------------------------------
   AGE        40        45         50          55         60         65         70        75
-------------------------------------------------------------------------------------------------
    40      $3.49     $ 3.55     $ 3.59     $ 3.62      $ 3.64     $ 3.65    $ 3.66    $ 3.67
-------------------------------------------------------------------------------------------------
    45       3.58       3.67       3.74       3.80        3.83       3.86      3.88      3.89
-------------------------------------------------------------------------------------------------
    50       3.65       3.79       3.90       4.00        4.07       4.12      4.16      4.18
-------------------------------------------------------------------------------------------------
    55       3.72       3.89       4.06       4.22        4.35       4.44      4.51      4.56
-------------------------------------------------------------------------------------------------
    60       3.77       3.97       4.20       4.43        4.65       4.83      4.96      5.05
-------------------------------------------------------------------------------------------------
    65       3.80       4.04       4.31       4.62        4.94       5.25      5.51      5.71
-------------------------------------------------------------------------------------------------
    70       3.83       4.08       4.34       4.77        5.20       5.67      6.13      6.52
-------------------------------------------------------------------------------------------------
    75       3.85       4.12       4.46       4.88        5.40       6.04      6.75      7.46
-------------------------------------------------------------------------------------------------


        OPTION F -- JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
-------------------------------------------------------------------------------------------------
 FEMALE                                                  MALE
           --------------------------------------------------------------------------------------
 AGE          40          45         50         55        60         65        70         75
-------------------------------------------------------------------------------------------------
   40      $ 3.49      $ 3.55      $ 3.59    $ 3.62     $ 3.64    $ 3.65     $ 3.66    $ 3.67
-------------------------------------------------------------------------------------------------
   45        3.58        3.67        3.74      3.80       3.83      3.86       3.88      3.89
-------------------------------------------------------------------------------------------------
   50        3.65        3.78        3.90      4.00       4.07      4.12       4.15      4.17
-------------------------------------------------------------------------------------------------
   55        3.72        3.89        4.06      4.22       4.34      4.44       4.50      4.54
-------------------------------------------------------------------------------------------------
   60        3.77        3.97        4.19      4.43       4.64      4.82       4.95      5.03
-------------------------------------------------------------------------------------------------
   65        3.80        4.03        4.31      4.61       4.93      5.23       5.45      5.65
-------------------------------------------------------------------------------------------------
   70        3.83        4.08        4.39      4.75       5.18      5.63       6.07      6.41
-------------------------------------------------------------------------------------------------
   75        3.85        4.11        4.45      4.86       5.36      5.96       6.62      7.21
-------------------------------------------------------------------------------------------------

D602                                      24

       OPTION G -- PAYMENTS FOR A SPECIFIED PERIOD
-------------------- ----------------- ------------------
                          ANNUAL            MONTHLY
  NUMBER OF YEARS      INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5              $ 211.99          $ 17.91
-------------------- ----------------- ------------------
         6                179.22            15.14
-------------------- ----------------- ------------------
         7                155.83            13.16
-------------------- ----------------- ------------------
         8                138.31            11.68
-------------------- ----------------- ------------------
         9                124.69            10.53
-------------------- ----------------- ------------------
        10                113.82             9.61
-------------------- ----------------- ------------------
        11                104.93             8.86
-------------------- ----------------- ------------------
        12                 97.54             8.24
-------------------- ----------------- ------------------
        13                 91.29             7.71
-------------------- ----------------- ------------------
        14                 85.95             7.26
-------------------- ----------------- ------------------
        15                 81.33             6.87
-------------------- ----------------- ------------------
        16                 77.29             6.53
-------------------- ----------------- ------------------
        17                 73.74             6.23
-------------------- ----------------- ------------------
        18                 70.59             5.96
-------------------- ----------------- ------------------
        19                 67.78             5.73
-------------------- ----------------- ------------------
        20                 65.26             5.51
-------------------- ----------------- ------------------
        25                 55.76             4.71
-------------------- ----------------- ------------------
        30                 49.53             4.18
-------------------- ----------------- ------------------


OPTION I -- VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
--------------- ------------ ------------
 AGE OF PAYEE      MALE        FEMALE
--------------- ------------ ------------
      40          $ 4.15       $ 4.02
--------------- ------------ ------------
      45            4.29         4.12
--------------- ------------ ------------
      50            4.40         4.27
--------------- ------------ ------------
      55            4.73         4.46
--------------- ------------ ------------
      60            5.06         4.71
--------------- ------------ ------------
      65            5.51         5.05
--------------- ------------ ------------
      70            6.08         5.52
--------------- ------------ ------------
      75            6.79         6.17
--------------- ------------ ------------
      80            7.65         6.99
--------------- ------------ ------------
      85            8.57         7.98
--------------- ------------ ------------


   OPTION J -- JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-----------------------------------------------------------------------------------------------
   FEMALE                                            MALE
           ------------------------------------------------------------------------------------
    AGE        40        45         50        55         60         65         70       75
-----------------------------------------------------------------------------------------------
    40      $ 3.92     $ 3.94     $ 3.96    $ 3.98     $ 3.99     $ 4.00     $ 4.00   $ 4.01

-----------------------------------------------------------------------------------------------
    45        3.96       4.00       4.03      4.06       4.08       4.09       4.10     4.11
-----------------------------------------------------------------------------------------------
    50        4.00       4.05       4.10      4.15       4.18       4.21       4.23     4.24
-----------------------------------------------------------------------------------------------
    55        4.03       4.10       4.18      4.24       4.30       4.35       4.39     4.41
-----------------------------------------------------------------------------------------------
    60        4.06       4.15       4.25      4.34       4.43       4.52       4.58     4.63
-----------------------------------------------------------------------------------------------
    65        4.09       4.19       4.31      4.44       4.57       4.70       4.81     4.90
-----------------------------------------------------------------------------------------------
    70        4.11       4.22       4.36      4.53       4.70       4.89       5.07     5.22
-----------------------------------------------------------------------------------------------
    75        4.12       4.75       4.41      4.60       4.82       5.07       5.34     5.59
-----------------------------------------------------------------------------------------------

D602                                      25

OPTION K -- VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD
-------------------- ----------------- ------------------
                          ANNUAL            MONTHLY
  NUMBER OF YEARS      INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5               $217.98             $18.53
-------------------- ----------------- ------------------
         6                185.53              15.77
-------------------- ----------------- ------------------
         7                162.39              13.81
-------------------- ----------------- ------------------
         8                145.08              12.34
-------------------- ----------------- ------------------
         9                131.65              11.19
-------------------- ----------------- ------------------
        10                120.94              10.28
-------------------- ----------------- ------------------
        11                112.20               9.54
-------------------- ----------------- ------------------
        12                104.94               8.92
-------------------- ----------------- ------------------
        13                 98.83               8.40
-------------------- ----------------- ------------------
        14                 93.61               7.96
-------------------- ----------------- ------------------
        15                 89.10               7.58
-------------------- ----------------- ------------------
        16                 85.18               7.24
-------------------- ----------------- ------------------
        17                 81.74               6.95
-------------------- ----------------- ------------------
        18                 78.70               6.69
-------------------- ----------------- ------------------
        19                 75.99               6.46
-------------------- ----------------- ------------------
        20                 73.57               6.25
-------------------- ----------------- ------------------
        25                 64.53               5.49
-------------------- ----------------- ------------------
        30                 58.75               5.00
-------------------- ----------------- ------------------


OPTION M -- VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND
--------------- ------------ ------------
 AGE OF PAYEE      MALE        FEMALE
--------------- ------------ ------------
      40          $ 4.12       $ 4.01
--------------- ------------ ------------
      45            4.25         4.11
--------------- ------------ ------------
      50            4.42         4.24
--------------- ------------ ------------
      55            4.64         4.41
--------------- ------------ ------------
      60            4.92         4.64
--------------- ------------ ------------
      65            5.28         4.94
--------------- ------------ ------------
      70            5.74         5.33
--------------- ------------ ------------
      75            6.32         5.86
--------------- ------------ ------------
      80            7.07         6.55
--------------- ------------ ------------
      85            8.01         7.43
--------------- ------------ ------------


OPTION N -- VARIABLE PAYMENT LIFE ANNUITY
--------------- ------------ ------------
 AGE OF PAYEE      MALE        FEMALE
--------------- ------------ ------------
      40          $ 4.15       $ 4.02
--------------- ------------ ------------
      45            4.30         4.13
--------------- ------------ ------------
      50            4.50         4.27
--------------- ------------ ------------
      55            4.76         4.47
--------------- ------------ ------------
      60            5.11         4.73
--------------- ------------ ------------
      65            5.60         5.09
--------------- ------------ ------------
      70            6.29         5.60
--------------- ------------ ------------
      75            7.20         6.34
--------------- ------------ ------------
      80            8.49         7.41
--------------- ------------ ------------
      85           10.30         8.98
--------------- ------------ ------------

D602                                    26

[LOGO] PHOENIX

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

D602 NY